UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NOVELL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing relates to a proposed merger between Novell, Inc. (“Novell”) and Attachmate Corporation (“Attachmate”) pursuant to the terms of an Agreement and Plan of Merger, dated as of November 21, 2010 (the “Merger Agreement”), by and among Novell, Attachmate and Longview Software Acquisition Corp. The Merger Agreement is on file with the U.S. Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K/A and as an appendix to the definitive proxy statement on Schedule 14A filed by Novell on November 22, 2010 and January 14, 2011, respectively, and is incorporated by reference into this filing.

This filing consists of a letter from Jeff Hawn, Chairman and CEO of Attachmate, distributed to Novell employees on January 27, 2011. This letter was also posted by Novell on its internal website on January 27, 2011.

Corporate Headquarters 1500 Dexter Avenue North Seattle, Washington 98109 United States 206 217 7500 800 872 2829 Attachmate.com

Novell Employees,

Our business potential for 2011 is unprecedented and I’m looking forward to combining our two outstanding organizations. Because you might be wondering about the status of our integration planning, I want to give you a general update.

The transaction closing date depends on the timing of the satisfaction of closing conditions, including receipt of regulatory approvals from the various governmental entities. While I cannot speculate on when those approvals may occur, we are hopeful that the transaction can be closed this calendar quarter.

As we communicated initially, upon close, we will operate collectively as four business units: Attachmate, NetIQ, Novell, and SUSE. These are four enduring and powerful brands that customers around the world hold in high regard. While our business units will face our customers with these four brands, we will be one company, sharing some global activities and infrastructure. Our level of shared activity and infrastructure will vary by business unit, function, and geography depending on what is required to best serve customers. The guiding principle for our decisions is to ensure that we are in the best position to meet our commitments in these core areas: delivering quality products, providing exceptional service, and being easy for our customers and partners to do business with.

With respect to integration planning that is occurring prior to the transaction closing, we are using the time to learn more about the Novell organization, understand key initiatives, and develop a working knowledge of specific business processes. We have met with leaders across the organization and have visited a number of offices, including Bangalore, Dublin, Nuremberg, Prague, Provo, and Waltham. Upon closing the transaction, we will establish functional and cross-functional integration teams. The initiatives under these teams will be prioritized and will vary in size and scope. With a bias towards action, we look forward to opportunities for combining the best aspects of both businesses.

We are committed to ongoing communication and have discussed this commitment individually with several Novell customers and partners. We’ve also published an Open Letter to Novell Customers on www.attachmate.com. That letter is available to the Novell field worldwide so you can confidently provide your customers with evidence of our commitment. We have also provided “Frequently Asked Questions about the Novell-Attachmate Transaction,” which was distributed to the Novell sales force to address specific questions of customers and partners. And with respect to SUSE, I conducted a Q&A with Jos Poortvliet, which has been published to the openSUSE community.

Many thanks for your “business as usual” mindset. Once the transaction is completed, we’ll be in a better position to communicate more details, connect teams, and organize around a go-forward plan. In the meantime, I echo Ron Hovsepian’s recommendation of continued focus on your individual objectives aligning with corporate goals and excellent support of customers and partners. We are eager to begin working together as a single successful company.

Sincerely,

Jeff Hawn

Chairman and CEO

FORWARD-LOOKING STATEMENTS

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may be delayed or may not be consummated; (ii) the risk that the definitive merger agreement may be terminated in circumstances that require Novell to pay Attachmate a termination fee of $60 million; (iii) risks related to the diversion of management’s attention from Novell’s ongoing business operations; (iv) risks regarding the failure of Attachmate to obtain the necessary financing to complete the merger; (v) the effect of the announcement of the merger on Novell’s business relationships (including, without limitation, partners and customers), operating results and business generally; and (vi) risks related to obtaining the requisite consents to the merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Additional risk factors that may affect future results are contained in Novell’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including Novell’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, which are available at the SEC’s website at http://www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected. Novell expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the merger, Novell filed a definitive proxy statement regarding the merger with the SEC on January 14, 2011. Investors and security holders of Novell are urged to read the definitive proxy statement and any other relevant materials filed by Novell, as well as any amendments or supplements to these documents, if and when they become available, because they contain or will contain important information about Novell, the merger and the other parties to the merger. Investors and security holders may obtain these documents (and any other documents filed by Novell and Attachmate with the SEC) free of charge at the SEC’s website at http://www.sec.gov. In addition, the documents filed with the SEC by Novell may be obtained free of charge by directing such request to: Novell Investor Relations at 1-800-317-3195 or from the investor relations portion of Novell’s website at http://www.novell.com/company/ir/. Investors and security holders are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Novell and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Novell’s stockholders in respect of the merger. Information regarding Novell’s directors and executive officers is contained in Novell’s proxy statement for its 2010 Annual Meeting of Stockholders, dated February 26, 2010, and subsequent filings which Novell has made with the SEC, including its Annual Report on Form 10-K for the fiscal year ended October 31, 2010. Stockholders may obtain additional information about the directors and executive officers of Novell and their respective interests with respect to the merger by security holdings or otherwise, which may be different than those of Novell’s stockholders generally, by reading the definitive proxy statement and other relevant documents regarding the merger, when filed with the SEC. Each of these documents is, or will be, available as described above.